UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-1692300 (I.R.S. Employer Identification Number)

One AMD Place
P.O. Box 3453
Sunnyvale, California 94088-3453
(Address of Principal Executive Offices) (Zip Code)

ADVANCED MICRO DEVICES, INC. 2004 EQUITY INCENTIVE PLAN
(Full title of the plan)

Harry A. Wolin, Esq.
Senior Vice President and General Counsel
Advanced Micro Devices, Inc.
One AMD Place
P.O. Box 3453
Sunnyvale, California 94088-3453
(408) 749-4000
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
☒ Large accelerated filer    Accelerated filer
Non-accelerated filer     Smaller reporting company

Explanatory Note

Advanced Micro Devices, Inc. (“AMD,” “us,” or “we”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-204166) on May 18, 2016 (the “Registration Statement”) registering 38,000,000 shares of AMD’s common stock, par value $0.01 per share, to be issued pursuant to the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan, as amended and restated.

The sole purpose of this Post-Effective Amendment No. 1 is to correct a clerical error in the date of consent of Ernst & Young LLP, AMD’s independent registered public accounting firm, that was filed as Exhibit 23.2 to the Registration Statement. The corrected version of the consent of Ernst & Young LLP is included as Exhibit 23.2 to this Post- Effective Amendment No. 1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

We hereby incorporate by reference Part II of the Registration Statement.

Item 8. Exhibits

See Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment to the Registration Statement on Form S-8 and has duly caused this post-effective amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 9th day of June, 2016.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Harry A. Wolin
Name:	Harry A. Wolin
Title:	Senior Vice President and General Counsel
Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ * Lisa T. Su	President and Chief Executive Officer (Principal Executive Officer), Director	June 9, 2016
/s/ * Devinder Kumar	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 9, 2016
/s/ Darla M. Smith	Corporate Vice President, Chief Accounting Officer (Principal Accounting Officer)	June 8, 2016
/s/ * John E. Caldwell	Chair	June 9, 2016
/s/ * Bruce L. Claflin	Director	June 9, 2016
/s/ * Nora M. Denzel	Director	June 9, 2016
/s/ * Nicholas M. Donofrio	Director	June 9, 2016
/s/ * Martin L. Edelman	Director	June 9, 2016
/s/ * Joseph A. Householder	Director	June 9, 2016
/s/ * Michael J. Inglis	Director	June 9, 2016
/s/ * Ahmed Yahia	Director	June 9, 2016

*By:	/s/ Harry A. Wolin
Name:	Harry A. Wolin
Title:	Attorney-In-Fact

INDEX TO EXHIBITS

EXHIBIT

5.1*	Opinion of Latham & Watkins LLP.

10.1*	Advanced Micro Devices, Inc. Amended and Restated 2004 Equity Incentive Plan.

23.1*	Consent of Latham & Watkins LLP (previously included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included in the signature page to the Registration Statement.
* Previously filed as an exhibit to the Registration Statement on Form S-8 (Registration No. 333-204166) filed with the Securities and Exchange Commission on May 18, 2016.